Exhibit 10.1

ORDINARY SHARES PURCHASE AGREEMENT

THIS ORDINARY SHARES PURCHASE AGREEMENT (this “Agreement”), is made as of this 30th day of January 2005, by and among China HR.com Holdings Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), TMP Worldwide Limited, a company incorporated under the laws of the United Kingdom (the “Investor”), and the shareholders of the Company listed on Schedule A hereto (which persons and entities are hereinafter collectively referred to as the “Shareholders” and each individually as a “Shareholder”).

RECITALS

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell to the Investor, 22,815,357 of the Company’s ordinary shares, U.S. $.05 par value per share, (the “Shares”), at U.S. $2.1915 per share.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

SECTION 1.  PURCHASE AND SALE OF SHARES.

1.1          Sale of Ordinary Shares.  Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below) and Company agrees to issue and sell to the Investor at the Closing (as defined below) the Shares for the aggregate purchase price of Fifty Million United States Dollars (U.S. $50,000,000) (the “Purchase Price”).  The purchase and sale of the Shares shall take place at the offices of Morrison & Foerster, Entertainment Building, 30 Queen’s Road Central, Hong Kong at 10:00 a.m., on February 1, 2005, or at such other time and place as the Company and the Investor shall mutually agree in writing (the “Closing”).

1.2          Closing.  For purposes of this Agreement, the date of the Closing shall be referred to as the “Closing Date”.  In addition to the other deliverables specified herein, at the Closing, the Company shall deliver to the Investor a share certificate registered in the name of the Investor representing the Shares being purchased by it at the Closing.  As payment in full for the Shares being purchased by it under this Agreement, and against delivery of the share certificate or certificates therefor as aforesaid, at the Closing the Investor shall deliver the Purchase Price to the Company by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Investor.   The Company and the Investor each agree to use their reasonable best efforts to satisfy promptly the conditions to their respective obligations to consummate the transactions contemplated hereby.

1.3          Additional Shares.  If at any time subsequent to the Closing it shall be determined that the Company’s representations and warranties in Section 2.5 of this Agreement were incorrect as of the Closing such that (i) the total number of Shares held by the Investor subsequent to the Closing was less than 40% of the Fully-Diluted Outstanding Shares (as defined below) then the Company shall immediately issue to the Investor for no additional consideration that number of Ordinary Shares (as hereinafter defined) so that the total number of Shares the

Investor holds after such issuance would have equaled 40% of the Fully-Diluted Outstanding Shares as of a date immediately subsequent to the Closing.  For purposes of this Section 1.3, the “Fully-Diluted Outstanding Shares” at any particular time shall equal the sum of: (i) the number of Ordinary Shares outstanding at such time, (ii) the number of Ordinary Shares into which any outstanding Preference Shares (as hereinafter defined) are convertible at such time, and (iii) the number of shares issuable upon exercise or conversion of other securities of the Company (including, without limitation, any options, rights, warrants, or indebtedness of the Company), including a maximum total of 6,919,716 Ordinary Shares subject to the Company’s 2005 Incentive Stock Option Plan (the “2005 Plan”).

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor that the statements contained in this Section 2 are correct and complete as of the date of this Agreement, and will be correct and complete on the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2), except as set forth in the Schedule of Exceptions delivered by the Company on the date hereof (the “Schedule of Exceptions”).  As used in this Section 2, the “Company” shall mean the Company and its subsidiaries, including without limitation, China-HR.com Corporation, China HR.com (Hong Kong) Limited, Ecareer (Shanghai) Limited (“Ecareer Shanghai”) and Ecareer (Beijing) Limited (“Ecareer Beijing”) (each subsidiary of the Company, whether or not specifically identified in the preceding portion of this sentence, is referred to herein as a “Subsidiary” and collectively, the “Subsidiaries”) unless the context otherwise requires.  Nothing in the Schedule of Exceptions shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Schedule of Exceptions identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.  Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).  The Schedule of Exceptions is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.

2.1          Organization; Power; Good Standing; Qualification.  The Company is an exempted company limited by shares duly incorporated, validly existing, and in good standing under the laws of the Cayman Islands, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby, including the Shareholders Agreement attached hereto as Exhibit A (the “Shareholders Agreement”), to issue and sell the Shares and to carry out the provisions of this Agreement and the Shareholders Agreement.  The Company is duly qualified and is authorized to transact business in each jurisdiction in which the conduct of the Company’s business or the nature of the property owned by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, prospects, or financial condition.  Each Subsidiary is validly existing and is in good standing in the jurisdiction of its organization, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.  Each Subsidiary is duly qualified and is authorized to transact business in each jurisdiction in which the conduct of such Subsidiary’s business or the nature of the property owned by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, prospects, or financial condition.

2.2          Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Shareholders Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance, sale and delivery of the Shares have been taken or will be taken prior to the Closing, and this Agreement and the Shareholders Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor’s rights and general principles of equity.

2.3          Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Shareholders Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of each of the foregoing agreements.

2.4          Governmental Consents.  No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with its valid execution, delivery, or performance of this Agreement, the Shareholders Agreement or the offer, sale or issuance of the Shares, except such post-Closing filings as may be required under applicable laws, all of which will be timely filed after the Closing within the applicable periods therefor.

2.5          Capitalization and Voting Rights.

(a)           The Company has 16,403,875 authorized series A preference shares, U.S. $.05 par value per share (the “Preference Shares”), all of which are issued and outstanding.  All of the Preference Shares shall be converted to Ordinary Shares immediately prior to the Closing.

(b)           The Company has 400,000,000 authorized ordinary shares, U.S. $.05 par value per share (the “Ordinary Shares”), of which 22,870,194 shares are issued and outstanding.  The outstanding Ordinary Shares are owned beneficially by the shareholders that are set forth on Schedule 2.5(b) hereto.

(c)           The outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the United States Securities Act of 1933, as amended (the “Securities Act”) and any relevant state, foreign and local securities and similar laws or pursuant to valid exemptions therefrom, and were not issued in violation of any preemptive rights, rights of first refusal and similar rights.

(d)           Except as set forth on Schedule 2.5(d) and except for the rights provided in the Shareholders Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of the

Company’s securities.  The Company has reserved a total of 6,919,716 Ordinary Shares for issuance pursuant to the 2005 Plan.  The Company has issued warrants to purchase an aggregate of 4,000,000 Ordinary Shares.  Set forth on Schedule 2.5(d) is a list of all holders of options, warrants or other securities exercisable or convertible into share capital of the Company, the number of shares covered thereby and the applicable exercise or conversion price.  Except for the Shareholders Agreement, the Company is not a party or subject to any agreement or understanding and there is no agreement or understanding between any persons (whether or not the Company or any of its subsidiaries is a party thereto), that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

(e)           The Company has an aggregate of 50,193,785 outstanding Ordinary Shares and Ordinary Shares issuable upon conversion of the Preference Shares or exercise of outstanding options or warrants.  At the Closing, an aggregate of 15,970,750 Ordinary Shares will be purchased from the Shareholders, as set forth on Schedule A, at an aggregate purchase price of U.S.$35,000,000, so that at the Closing and giving effect to such repurchase and the sale of the Shares to the Investor, the Company will have outstanding 57,038,392 Ordinary Shares.

2.6          Valid Issuance of Shares.  The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Shareholders Agreement and under applicable securities laws of the United States and other jurisdictions.

2.7          Subsidiaries.  Except as set forth on Schedule 2.7, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.8          Contracts and Other Commitments.  Except as set forth on Schedule 2.8, the Company does not have and is not bound by any contract, agreement, lease, or commitment, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than Twenty-Five Thousand United States Dollars (U.S. $25,000), and do not extend for more than one year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, (iii) contracts terminable at will by the Company on no more than thirty (30) days’ notice without cost or liability to the Company which neither involve any employment or consulting arrangement nor are material to the conduct of the Company’s business, (iv) confidentiality agreements, and (v) contracts provided for in this Agreement.  Neither the Company, nor, to the Company’s knowledge, any other party to any contract covered by clauses (i) to (v) above, is in default (or would be in default in the event of the giving of notice or passage of time or both) under any contract, agreement, lease or commitment, including but not limited to those covered by clauses (i) to (v) above.  Notwithstanding the foregoing, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the Company’s acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business.  The Company is not in violation of or default (or would be in default in the event of the giving of notice or passage of time or both) under any provision of either the Ecareer Beijing Cooperative Contract, dated December 2, 1999 or the Ecareer Shanghai Cooperative Contract, dated July 20, 2000.

2.9          Related-Party Transactions.  Except as set forth on Schedule 2.9, no employee, officer, shareholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.  To the best of the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, shareholders, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company (but not exceeding 2% of the outstanding capital stock of any such firm or corporation).  No officer, director, or shareholder or any member of their immediate families is, directly or indirectly, interested in any contract(s) or transaction(s) with the Company.

2.10        Registration Rights.  The Company is presently not under any obligation and has not granted any rights to register under the Securities Act or the securities laws and regulations of any jurisdiction any of its presently outstanding securities or any of its securities that may subsequently be issued.

2.11        Permits.  Except as set forth on Schedule 2.11, the Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.  Ecareer Shanghai and Ecareer Beijing are properly and fully licensed by all applicable governmental authorities of the Peoples Republic of China (the “PRC”) and are established and are owned, and have conducted their respective businesses in accordance with all relevant permits, licenses, approvals and all other applicable legal requirements of the PRC.

2.12        Compliance With Other Instruments.  The Company is not in violation or default of any provision of its Memorandum of Association, Articles of Association or Certificate of Incorporation or in any respect of any provision of any mortgage, indenture, agreement, instrument, or contract to which the Company is a party or by which the Company or any of its properties or assets is bound or of any foreign, federal, state or local judgment, order, writ, decree, statute, rule, regulation or restriction applicable to the Company.  The execution, delivery, and performance by the Company of this Agreement and the Shareholders Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or default or constitute, with or without the passage of time or giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

2.13        Litigation.  There is no action, suit, proceeding, or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, or the Shareholders Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any adverse change in the business, properties, prospects, or financial condition of the Company, or in any change in the current equity ownership of the Company.  The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business.  The Company is not a party to or, to the Company’s knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.  Except as set forth on Schedule 2.13, there is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

2.14        Disclosure.  The Company has provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Shares.  Neither this Agreement nor the Shareholders Agreement, or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.  There is no fact known to the Company which has had or could be reasonably expected to have a material adverse effect on the assets, business, properties, prospects, financial condition or results of operation of the Company which has not been disclosed or provided to the Investor.

2.15        Private Offering.  Subject in part to the truth and accuracy of the Investor’s representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.16        Title to Property and Assets; Leases.  The Company does not own any real or immovable property.  The Company owns or has valid rights to use all property and assets (tangible and intangible) necessary for the conduct of its business as now conducted.  Except (i) for liens for current taxes not yet delinquent, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations, not past due, to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers’ compensation laws or similar legislation or (iv) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company has good and marketable title to its property and assets free and clear of all mortgages, liens, claims, and encumbrances.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances, subject to clauses (i)-(iv) above.

2.17        Financial Information.  The Company has delivered to the Investor the Company’s consolidated audited financial statements (consolidated income statement, consolidated balance sheet, consolidated statement of changes in equity and consolidated cash flow statement), as of and for the fiscal years ended December 31, 2003 and December 31, 2002 (the “Annual Financial Statements”) and unaudited consolidated financial statements for the nine months ended September 30, 2004 (the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”), which Financial Statements are attached hereto as Schedule 2.17. The Financial Statements are true, complete and correct in all material respects, are in accordance with the books and records of the Company, and present fairly the financial position of the Company as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The Financial Statements have been prepared in conformity with International Standards on Accounting (“ISA”) on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and subject, in the case of the Interim Financial Statements to normal year end adjustments and the omission of certain footnotes that may be required by ISA.  Except as set forth in the Financial Statements, the Company does not have any liabilities (whether accrued, absolute, unlimited, contingent or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing other than (i) immaterial liabilities and obligations, that have arisen after September 30, 2004 in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, infringement, claim or lawsuit), or (ii) obligations that would not be required to be reflected in financial statements presented in accordance with ISA.  ISA, as it applies to the Financial Statements, is not materially different than generally accepted accounting principles as applied in the United States.  The consolidated income statements included in the Financial Statements do not contain any material items of non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

2.18        Changes.  Except as set forth in Schedule 2.18, since September 30, 2004, there has not been:

(a)           any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except for changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b)           any damage, destruction or loss, whether or not covered by insurance, materially affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

(c)           any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

(e)           any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

(f)            any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(g)           any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets;

(h)           any resignation or termination of employment of any key officer of the Company; and the Company, to the best of the Company’s knowledge, does not know of the impending resignation or termination of employment of any such officer;

(i)            receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(j)            any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

(k)           any loans or guarantees made by the Company to or for the benefit of its employees, shareholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l)            any declaration, setting aside, or payment of any dividend or other distribution of the Company’s assets in respect of any of the Company’s share capital, or any direct or indirect redemption, purchase, or other acquisition of any of such shares by the Company;

(m)          to the best of the Company’s knowledge, any other event or condition of any character that is reasonably likely to materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted); or

(n)           any agreement or commitment by the Company to do any of the things described in this Section 2.18.

2.19        Patents and Trademarks.

(a)           Except as set forth on Schedule 2.19, the Company owns or possesses full legal rights to all patents, patent applications, patent rights, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as currently proposed to be conducted without any conflict with, or infringement of, the rights of others. Schedule 2.19 contains a complete list of trademarks, trademark applications, patents and pending patent applications of the Company, if any.  Except for agreements with its own employees or consultants, substantially in the form referenced in Section 2.21 below, and end-user internal use software license and support/maintenance agreements, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity.  The Company has not received any notice of or communication alleging a violation of any patent, trademark, service mark, trade name, copyright, trade secret, or other proprietary right or process of any other person or entity.  All prior art known to the Company which may be or may have been pertinent to the examination of any United States patent or patent application listed on Schedule 2.19 has been cited to the United States Patent and Trademark Office.

(b)           To the best knowledge of the Company,

(i)            the Company has not violated or, by conducting its business as proposed, would not violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity;

(ii)           All technical information developed by and belonging to the Company which has not been patented has been kept confidential;

(iii)          none of the Company’s employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company or that would conflict with the Company’s business as currently conducted or proposed to be conducted;

(iv)          neither the execution, delivery and performance of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated;

(v)           it would not be necessary to use any inventions of any of the Company’s employees (or persons the Company currently intends to hire) made prior to their employment by the Company which use would be in violation of any such employee’s terms of employment with such former employer; and

(vi)          neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the officers or other personnel of the Company, nor the conduct of the Company’s business as currently proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such officers or other personnel is now obligated.

2.20        Employees; Employee Compensation.  There are no strikes, labor disputes or union organization activities pending or, to the best knowledge of the Company, threatened between the Company and its employees, the Company is not party to any collective bargaining agreement and the Company is not aware of any labor organization or activity involving its employees.  To the best of the Company’s knowledge, the Company has complied in all material respects with all applicable laws related to employment.  Except as set forth on Schedule 2.20(i), the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.  The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees and other than as set forth on Schedule 2.20(ii), the employment of each officer and employee of the Company is terminable at the will of the Company.

2.21        Employee Confidentiality Agreements.  Except as set forth on Schedule 2.21, each employee, consultant and officer of the Company has on or prior to the date hereof executed a form of proprietary information and inventions agreement.  The Company is not aware that any of its employees, consultants or officers is in violation thereof, and the Company will use its best efforts to prevent any such violation.

2.22        Development and Marketing Rights.  To the best of its knowledge, the Company has not granted rights to develop, manufacture, license, market, distribute or sell any of its products or services to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, license, market, distribute or sell its products or services.

2.23        Taxes.

(a)           The Company and each of its Subsidiaries has (i) filed all tax returns or reports (federal, state, local or foreign) as required by law, and all such tax returns and reports were true, correct and complete in all material respects, (ii) duly and timely paid all taxes and other assessments due, except those contested by it in good faith and for which adequate reserves have been set forth in the Financial Statements, (iii) made adequate provisions in the Financial Statements for all taxes, assessments, and governmental charges with respect to its business, properties, and operations, and (iv) withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, income and employment taxes, required to be withheld or collected therefrom, and paid the same to the proper tax receiving officers or authorized depositories.  The Company has provided the Investor with complete copies of all material income tax returns of the Company or its Subsidiaries relating to taxable periods beginning after December 31, 2000 and any audit report issued in the last three years.

(b)           Neither the Company nor any of its Subsidiaries has had any tax deficiency proposed or assessed against it, or has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.  No tax proceedings, audits or other investigations by or involving any taxing authority are currently in progress with respect to the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries received any notice from any taxing authority that it intends to conduct such a proceeding, audit or investigation.

(c)           Neither the Company nor any of its Subsidiaries (i) is a party to any tax sharing or allocation agreement, or (ii) has requested or received a ruling from any tax authority or signed a closing or other agreement with any tax authority.  No Subsidiary of the Company is a corporation organized under the laws of the United States, or any State or political subdivision thereof.  Neither the Company nor any of its Subsidiaries has ever been a member of any consolidated, combined, unitary, aggregate, or affiliated group filing or required to file a return on a consolidated, combined, unitary, aggregate, or affiliated group basis, under the laws of any jurisdiction, other than the group the parent of which is the Company.  Neither the Company nor any of its affiliates is currently a party to any joint venture, partnership or other arrangement that could be treated as a partnership for U.S. income tax purposes.

(d)           The Company has provided the Investor with a true and complete list of each of the shareholders of the Company and their respective interest in the Company.  None of the shareholders of the Company, nor, to the knowledge of the Company, any of the beneficial owners of the shareholders of the Company, are (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in the United States or under the law of the United States or any state, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of one or more United States persons.    Neither the Company nor its Subsidiaries holds any “United States property” within the meaning of Section 956 of the United States Internal Revenue Code of 1986, as amended (the “Code”).  The Company was not a “passive foreign investment company” within the meaning of Section 1297 of the Code in 2004 and does not expect to be a passive foreign investment company in 2005.

(e)           The Company and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of any tax exemptions, tax holiday or other tax reduction agreement, approval or order of any government, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the validity and effectiveness of any such tax exemptions, tax holiday or other tax reduction agreement, approval or order.  The Schedule of Exceptions lists each tax incentive granted to or enjoyed by Company or its Subsidiaries, the period for which such tax incentive applies, and the nature of such tax incentive.  Company and its Subsidiaries have complied with all material requirements of applicable law to be entitled to claim all such incentives.  Consummation of the transactions contemplated by this Agreement will not adversely affect the continued qualification for the incentives or the terms or duration thereof or require any recapture of any previously claimed incentive, and no consent or approval of any governmental authority is required, other than as contemplated by the Schedule of Exceptions, prior to the consummation of the transactions contemplated by this Agreement in order to preserve the entitlement of the Company or its Subsidiaries to any such incentive.

2.24        Insurance. The Company will use its best efforts to obtain on commercially reasonable terms, as soon as practicable after the Closing, fire and casualty insurance policies and other insurance of the kinds and in the amounts (a) sufficient for compliance by the Company with all requirements of law and of all agreements to which the Company is a party and (b) not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated.

2.25        Environmental and Safety Laws.  The Company is not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.26        Customers.  Schedule 2.26 is a true, correct and complete list of the Company’s ten (10) largest customers by dollar volume of sales made or services provided for each of the calendar year 2003 and the calendar year 2004.  In the last twelve months, none of the Company’s customers, whether or not one of the Company’s ten (10) largest, has before the scheduled expiration of its arrangement with the Company canceled or otherwise terminated, or, to the knowledge of the Company and the Shareholders, threatened to cancel or otherwise terminate, its relationship with the Company before the scheduled expiration of its arrangement with the Company.  The Company has not received any notice and has no knowledge or reason to believe that any customer intends to cancel or otherwise modify its relationship with the Company on account of the transactions contemplated hereby or otherwise.

2.27        No Side Agreements.  Other than this Agreement, the Shareholders Agreement, and the agreements expressly contemplated hereby or thereby or disclosed herein or therein, there are no agreements entered into, or currently intended to be entered into, between or among the Company and any of its shareholders.

2.28        Books and Records.  The books and records of the Company, including, without limitation, its share capital record books and minute books, are complete and correct in all material respects and accurately and fairly reflect all meetings and other corporate actions of the Company’s shareholders and its Board of Directors and committees thereof and all material information relating to its business, the nature, acquisition, maintenance, location and character of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable.

2.29        Brokers.  Except as set forth on Schedule 2.29, the Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

2.30        Certain Business Practices; Compliance with Laws.

(a)           Neither the Company nor, to the knowledge of the Company or the Shareholders, any director, officer, agent or employee of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii)  issued any unlawful payment or other consideration to foreign or domestic government officials, suppliers, employees, other third parties or to foreign or domestic political parties or campaigns or  (iii) violated, any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or (iii) made any other unlawful payment under United States or other law.

(b)           No payments or other consideration granted would violate any provision of the FCPA if such payments had been made by the Investor, any domestic concern (as defined in the FCPA) or any other concern which is subject to the requirements of the FCPA.

(c)           The Company and the Shareholders are in compliance with all laws, statutes, rules and regulations, including but not limited to those of any federal, state or local governmental authority in the United States applicable to such Person (as hereinafter defined), including without limitation the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the Office of Foreign asset Control, Department of Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”).  In addition, the representation and warranty contained in the immediately preceding sentence would remain accurate assuming for purposes hereof each of the following alternatives: that the Investor was (i) the beneficial owner of in excess of 50% but less than 100% of the fully-diluted shares of the Company and (ii) the beneficial owner of 100% of the fully-diluted shares of the Company. For purposes of this Section, “Person” shall mean any corporation, partnership, limited liability company, joint venture, individual, trust, real estate investment trust, banking association, federal or state savings and loan institution and any other legal entity, whether or not a party hereto.

(d)           None of the Company, any Shareholder nor any customer or supplier of the Company or any other Person with whom the Company has done business at any time since January 1, 2004:

(i)            is listed on (a) the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable laws, regulations or orders, (b) the Denied Persons List maintained by the United States Department of Commerce (the “DOC”), (c) the Unverified List maintained by the DOC or (d) the Debarred List maintained by the United States Department of State  (such lists are collectively referred to as the “Lists”);

(ii)           has been indicted or arrested for money laundering or for predicate crimes to money laundering, convicted or pled nolo contendere to charges involving money laundering or predicate crimes to money laundering;

(iii)          has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(iv)          is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(v)           shall transfer or permit the transfer of any interest in the Company, any such Shareholders or any such other party to any Person who is, or whose beneficial owners are, listed on the Lists; or

(vi)          shall assign this Agreement or any interest herein, to any Person who is listed on the Lists or who is engaged in illegal activities.

The representation and warranties in this Section 2.30 are not intended in any way to limit any of the other representations and warranties hereunder, including but not limited to those set forth in Section 2.12.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents and warrants to the Company that:

3.1          Authorization.   All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of this

Agreement and the Shareholders Agreement and the performance of all obligations of the Investor hereunder and thereunder at the Closing have been taken or will be taken prior to the Closing, and this Agreement and the Shareholders Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor’s rights and general principles of equity.

3.2          Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale, transfer or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.3          Reliance Upon Investor’s Representations.  The Investor understands that the Shares might not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Investor’s representations set forth herein.  The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  The Investor has no such intention.

3.4          Receipt of Information.  The Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Shares and the business, properties, prospects, and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to the Investor or to which the Investor had access; the foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.5          Investment Experience.  The Investor represents that its is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment for an indefinite period of time, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Shares.

3.6          Accredited Investor.  The Investor represents to the Company that it is an “accredited investor” within the meaning of Rule 501 of Regulation D adopted pursuant to the Securities Act.

3.7          Finder’s Fees.  The Investor neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.

3.8          Restricted Shares.  The Investor understands that the Shares it is purchasing may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.  In particular, the Investor is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.  Such information is not now available.

3.9          Legends.  Each certificate or other document evidencing any of the Shares shall be endorsed with the legends substantially in the form set forth below:

(a)           The following legend under the Securities Act:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)           Any legend imposed or required by the Company’s Memorandum of Association, Articles of Association, the Shareholders Agreement or any other applicable securities laws.

SECTION 4.  CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS.

The obligations of the Investor under Section 1.1 of this Agreement are subject to the fulfillment to the Investor’s satisfaction of each of the following conditions as of the Closing Date (unless otherwise indicated):

4.1          Representations and Warranties.  The representations and warranties of the Company contained in Section 2 and otherwise made by the Company in writing in connection with the Closing shall be true, correct and complete in all material respects on and as of the Closing Date.

4.2          Performance; Due Diligence.  The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it.  As of the Closing Date, the Investor shall have been satisfied in its sole discretion with its due diligence examination of the business, prospects, financial condition, operations, property and affairs of the Company.

4.3          No Material Adverse Change.  There shall not have occurred any material change, or event, development, or change of circumstance that constitutes or could reasonably be expected to constitute, individually or in the aggregate, a material adverse change in the business operations, properties, assets, liabilities, financial condition, results of operations or prospects of the Company.

4.4          Conversion of Preference Shares.  Any and all issued and outstanding Preference Shares shall have been converted into Ordinary Shares of the Company and no outstanding shares of the Company shall have any rights superior to those of the Ordinary Shares.

4.5          Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or other country or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective.

4.6          Consents, Waivers, Etc.  The Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement and the Shareholders Agreement and issue the Shares, and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.  All corporate and other actions or proceedings and governmental filings necessary to effectuate the terms of this Agreement, the Shareholders Agreement, and the other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, and shall be reasonably satisfactory in form and substance to the Investor, except for any post-sale filing that may be required under applicable laws.  In addition to the documents set forth below in Section 4.7, the Company shall have provided to the Investor any other information, counterpart original and/or certified or other copies of documents that the Investor may reasonably request.

4.7          Closing Documentation.  The Investor shall have received prior to or at the Closing all of the following documents or instruments, each in form and substance reasonably satisfactory to the Investor and its counsel:

(a)           Director’s Certificate.  A certificate of a Director of the Company certifying as to: (i) the Company’s attached Memorandum of Association, (ii) the Company’s attached Articles of Association, (iii) the Company’s attached Certificate of Incorporation, (iv) the resolutions of the Company’s Board of Directors approving this Agreement and the Shareholders Agreement, and authorizing the issuance and/or sale of the Shares and the other transactions contemplated hereby, and (v) the incumbency of the officers executing this Agreement, the Shareholders Agreement, and the other agreements, certificates, documents and instruments contemplated hereby and thereby.  The Investor may conclusively rely on such certificate until it shall receive a further certificate of the Director of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

(b)           Certificate of Good Standing.  A certificate of good standing as to the Company certified by the Registrar of Companies of the Cayman Islands and a certificate of good standing as to China-HR.com Corporation certified by the Registrar of Companies of the British Virgin Islands, in each case as of a reasonably recent date prior to the Closing Date.

(c)           Shareholders Agreement.  The Shareholders Agreement in the form attached hereto as Exhibit A duly executed and delivered by the parties named therein.

(d)           Share Certificates.  The Company shall have delivered the share certificate or certificates to the Investor for the Closing pursuant to Section 1.2 hereof.

4.8          Board of Directors.  Effective as of the Closing, (Kathy) XU Xin, Gordon KWONG Che Keung, Adrian FU Hau Chak and (Jason) ZHANG Jianguo as well as Andrew J. McKelvey and two other directors designated by the Investor shall be the only members of the Company’s Board of Directors.

SECTION 5.  CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING.

The obligations of the Company to the Investor under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions by the Investor:

5.1          Representations and Warranties.  The representations and warranties of the Investor contained in Section 3 shall be true and correct on and as of the Closing.

5.2          Payment of Purchase Price.  The Investor shall have delivered the Purchase Price specified in Section 1.1.

5.3          Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or other country or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective.

5.4          Shareholders Agreement.  The Investor shall execute and deliver the Shareholders Agreement.

SECTION 6.  INDEMNIFICATION.

6.1          Indemnification by the Company and the Shareholders.  The Company and each Shareholder agrees, jointly and severally, to indemnify, defend and save the Investor and its affiliates, and each of their respective officers, directors, employees, agents, employee benefit plans and fiduciaries, plan administrators or other parties dealing with any such plans (each, an “Indemnified Investor Party”), harmless from and against, and to promptly pay to an Indemnified Investor Party or reimburse an Indemnified Investor Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual and punitive damages and costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts incurred by any indemnified party in any action or proceeding between such indemnified party and the indemnitor or between any indemnified party and any third party or otherwise) (individually a “Loss” and collectively, the “Losses”) sustained or incurred by any Indemnified Investor Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by the Company, (ii) any non-compliance with or breach by the Company or a Shareholder, or any affiliate of the Company or a Shareholder, of any of their respective covenants or agreements contained in this Agreement or the Shareholders Agreement to be performed by the Company, a Shareholder or any affiliate of the Company or a Shareholder or (iii) any allegations by a third party that is not an Indemnified Investor Party which, if true, would constitute a misrepresentation or breach of a representation or warranty made herein by the Company or non-compliance with or breach by the Company or a Shareholder of any of their respective covenants or agreements contained in this Agreement or the Shareholders Agreement to be performed by the Company, a Shareholder or any of their respective affiliates.

6.2          Indemnification by the Investor.  The Investor agrees to indemnify, defend and save the Company and each Shareholder and his, her or its affiliates, and each of their respective officers, directors, employees, agents, employee benefit plans and fiduciaries, plan administrators or other parties dealing with such plans (each, an “Indemnified Company Party”) harmless from and against, and to promptly pay to an Indemnified Company Party or reimburse an Indemnified Company Party for, any and all Losses sustained or incurred by any Indemnified Company Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by the Investor, (ii) any non-compliance with or breach by the Investor or its affiliates of any of the covenants or agreements contained in this Agreement or the Shareholders Agreement to be performed by the Investor or its affiliates or (iii) any allegations by a third party that is not an Indemnified Company Party which, if true, would constitute a misrepresentation or breach of a representation or warranty made herein by the Investor or non-compliance with or breach by the Investor of any of its covenants or agreements contained in this Agreement or the Shareholders Agreement to be performed by the Investor or its affiliates.

6.3          Procedure for Indemnification.  The following procedure shall apply to the foregoing agreements to indemnify and hold harmless:

(a)           The party who is seeking indemnification (the “Claimant”) shall give written notice to the party from whom indemnification is sought (the “Indemnitor”) promptly after the Claimant learns of the claim or proceeding provided, that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it is actually damaged thereby.

(b)           With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor.  The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding.  The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith.  Subject to the foregoing (i) the Claimant shall not settle or compromise any such third party claim without the prior written consent of the Indemnitor and (ii) the Indemnitor shall not settle or compromise any such third party claim without the prior written consent of the Claimant, in each case of (i) and (ii) which consent shall not be unreasonably withheld.

6.4          Limitations on Indemnification Rights.

(a)           Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that no claim for recovery of indemnifiable damages may be asserted based on a representation, warranty or applicable portion thereof set forth in this Agreement or the Shareholders Agreement after such representation, warranty or applicable portion thereof has been extinguished in accordance with Section 7.2 hereof

(b)           Notwithstanding anything to the contrary contained in this Agreement, neither the Indemnified Investor Parties, on the one hand, nor the Indemnified Company Parties, on the other hand, shall be entitled to be indemnified pursuant to Section 6.1, Section 6.2 or any other provision hereof unless and until the aggregate of all Losses incurred by the Indemnified Investor Parties or the Indemnified Company Parties, as the case may be, exceeds $100,000.

(c)           Notwithstanding anything to the contrary contained in this Agreement, (i) the indemnification obligations of the Company under Section 6.1 shall not exceed U.S.$17,500,000, (ii) the indemnification obligations of a Shareholder under Section 6.1 shall not exceed the amount payable by the Company to the Shareholder for the purchase of such Shareholder’s Ordinary Shares as set forth on Schedule A hereto and (iii) the indemnification obligations of the Investor under Section 6.2 shall not exceed U.S.$17,500,000.

6.5          Waiver of Claims.  Without in any way limiting the obligations of the Shareholders under this Agreement, the Shareholders hereby expressly and irrevocably waive any rights of contribution, subrogation, recoupment, counterclaim, set-off or indemnification that the Shareholders may have against the Company.

6.6          Sole Remedy for Damages.  The indemnification obligations of the parties set forth in this Section 6 shall constitute the sole and exclusive remedy of the parties for the recovery of money damages with respect to any and all matters arising out of this Agreement.  Notwithstanding the foregoing, the terms of this Section 6.6 shall not be construed as limiting in any way whatsoever any remedy to which any party may be entitled other than the recovery of money damages, including but not limited to equitable remedies, specific performance, injunctive relief and rescission.

SECTION 7.  MISCELLANEOUS.

7.1          Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

7.2          Survival of Warranties.  The warranties, representations, and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive for a period of two years from the Closing except for those set forth in Section 2.23, which shall survive until the termination of the applicable statute of limitations, and Sections 2.5 and 2.6, which shall survive indefinitely.

7.3          Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4          Governing Law/Venue.  This Agreement shall be governed by and construed under the laws of the State of New York without regard to that state’s conflicts of laws principles.

7.5          Counterparts; Originals.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by telecopy or facsimile and execution in such manner shall constitute an original.

7.6          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7          Notices.  All notices, request, demands, claims, consents and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) delivered by messenger, (b) sent by facsimile or (c) sent by an internationally recognized courier guaranteeing delivery within two business days, in each case addressed as follows:

(i)	If to the Company to:

China HR.com Holdings Ltd.
4/F, CITIC Buildings #2
19 Jianguomenwai Dajie
Chaoyang District
Beijing, China
Telephone:
Facsimile:
Attention: Kathy Xu

With a copy to:

Morrison and Foerster LLP
Entertainment Building, 21st Floor
30 Queen’s Road Central
Hong Kong
Telephone: 852-2585-0888
Facsimile: 852-2585-0800
Attention: Robert Woll, Esq.

(ii)	If to the Investor, to:

Monster Worldwide, Inc.
622 Third Avenue
New York, New York 10017
Telephone: (212) 351-7000
Facsimile:
Attention: Andrew J. McKelvey

With a copy to:

Monster Worldwide, Inc.
622 Third Avenue
New York, New York 10017
Telephone: (212) 351-7000
Facsimile: (917) 256-8526
Attention: Myron Olesnyckyj, Esq.

(iii)          If to a Shareholder, to the address set forth on Schedule A hereto,

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) when delivered, if delivered by messenger, (ii) when sent, if sent by facsimile on a business day with receipt electronically confirmed (or, if not sent on a business day, on the next business day after the date sent by facsimile) and (iii) on the second business day after dispatch, if sent by an internationally recognized courier guaranteeing delivery within two business days.

7.8          Finder’s Fees.  Except as set forth on Schedule 2.29, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  The Company agrees to indemnify and to hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.  The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees, or representatives is responsible.

7.9          Expenses.  The Company shall be responsible for all of the costs and expenses in connection with the negotiation, execution, delivery, and performance of this Agreement.

7.10        Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company, and (b) the Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

7.11        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.12        Further Assurances.  The parties agree, from time to time and without further consideration, to execute and deliver such further documents and take such further actions as reasonably may be required to implement and effectuate the transactions contemplated in this Agreement.

7.13        No Third-Party Beneficiaries.  This Agreement is intended to inure to the benefit of the parties hereto only, and no other person shall have any rights, express or implied, by reason of this Agreement.

7.14        Specific Performance.  The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right, in addition to such other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies they might have to the extent permitted by law.

IN WITNESS WHEREOF, the parties have executed this Ordinary Shares Purchase Agreement as of the date first above written.

COMPANY:

CHINA HR.COM HOLDINGS LTD.

By:	/s/ Xu Xin
Name: (Kathy) Xu Xin
Title: Chairperson of the Board

INVESTOR:

TMP WORLDWIDE LIMITED

By:	/s/ S.J. Cooney
Name: S.J. Cooney
Title: Director

SHAREHOLDERS:

E-CAREER HOLDINGS LTD.

By:	/s/ Xu Xin
Name: (Kathy) Xu Xin
Title: Director

GOOD CONNECTION ENTERPRISES LIMITED

By:	/s/ Jiexian Zhang
Name: (James) Jiexian Zhang
Title: Director

MACINTOSH ASSOCIATES LIMITED

By:	/s/ Wong Siu Kong
Name: Wong Siu Kong
Title: Director

SURBITON INVESTMENTS LTD.

By:	/s/ Adrian Fu Hau Chak
Name: Adrian Fu Hau Chak
Title: Director

FULL MOON RESOURCES LIMITED

By:	/s/ Leung Pak To
Name: (Francis) Leung Pak To
Title: Director

BEAUCHAMP INTERNATIONAL LIMITED

By:	/s/ Yip Shiu Kwong
Name: (James) Yip Shiu Kwong
Title: Director

SCHEDULE A

Shareholders

Name and Address of Shareholder	Number of Ordinary Shares Purchased at Closing

E-Career Holdings Ltd	6,480,279 Ordinary Shares
Huntlaw Building
P.O. Box 2908
George Town
Grand Cayman
Cayman Islands

Good Connection Enterprises Limited	3,471,577 Ordinary Shares
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands

Macintosh Associates Limited	373,770 Ordinary Shares
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands

Surbiton Investments Limited	3,459,616 Ordinary Shares
P.O. Box 71
Craigmuir Chambers
Road Town, Tortola
British Virgin Islands

Full Moon Resources Limited	1,916,693 Ordinary Shares
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands

Beauchamp International Limited	268,815 Ordinary Shares
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands

Schedule of Exceptions of China HR.com Holdings Ltd.

                The Schedule of Exceptions to this Agreement have been omitted. The omitted Schedule of Exceptions consists of:

Schedule 2.5	Capitalization and Voting Rights

Schedule 2.6	Valid Issuance of Shares

Schedule 2.7	Subsidiaries

Schedule 2.8	Contracts and Other Commitments

Schedule 2.9	Related-Party Transactions

Schedule 2.11	Permits

Schedule 2.13	Litigation

Schedule 2.17	Financial Information

Schedule 2.18	Changes

Schedule 2.19	Patents and Trademarks

Schedule 2.20	Employee; Employee Compensation

Schedule 2.21	Employee Confidentiality Agreements

Schedule 2.23	Taxes

Schedule 2.26	Customers

Schedule 2.29	Brokers

                The Schedule of Exceptions to this Agreement will be furnished to the Securities and Exchange Commission supplementally upon request.